Exhibit 10.7
WARRANT TO PURCHASE COMMON STOCK OF
SUPERIOR BANCORP,
a Delaware corporation
Void after September 15, 2018
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT (I) REGISTRATION UNDER THAT ACT OR (II) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     This certifies that for value received DURDEN ENTERPRISES, LLC (“Holder”) is entitled, subject to the terms set forth below, at any time before 5:00 p.m., Birmingham, Alabama time on September 15, 2013, to purchase from SUPERIOR BANCORP, a Delaware corporation (the “Company”), up to one million shares of the common stock of the Company (“Common Stock”) at the price per share equal to the greater of (i) $7.00 or (ii) the average closing price per share of the Common Stock on NASDAQ for the ten trading days immediately preceding the closing of the Purchase of Superior Bank’s Subordinated Note(s) due September 15, 2018 pursuant to that certain “Agreement to Purchase Subordinated Notes” dated September 17, 2008 (the “Purchase Price”), upon surrender of this Warrant at the principal office of the Company referred to below, with the subscription form attached hereto (the “Subscription Form”) duly executed, and simultaneous payment therefor in the manner specified in Section 1 hereof. The Purchase Price and the number of shares of Common Stock purchasable hereunder (the “Warrant Shares”) are subject to adjustment as provided in Section 3 of this Warrant.
     As used herein, (i) “Exercise Date” shall mean the particular date (or dates) on which this Warrant is exercised, (ii) “Issue Date” shall mean September 17, 2008, (iii) “Warrant” shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein and (iv) “Warrant Shares” shall mean any shares of Common Stock acquired by Holder upon exercise of this Warrant.
     1. Exercise.
     (a) This Warrant may be exercised, in whole or in part, at any time or from time to time, on any business day, for all or any part of the number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, 17 North Twentieth Street, Birmingham, AL 35203, together with a completed and executed Subscription Form, together with delivery of a certified or cashier’s check in an amount equal to (i) the number of shares of Common Stock being purchased, multiplied by (ii) the Purchase Price. Notwithstanding the foregoing, in the event of the closing of the Company’s sale or transfer of all or substantially all of its assets, or the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less the 50% of the voting power of the surviving entity (an “Acquisition”), this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.
     (b) This Warrant may be exercised for less than the full number of shares as of the Exercise Date. Upon such partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the Warrant Shares not purchased upon such exercise shall be issued to Holder by the Company.
     (c) A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full share, which shall be the closing price of the Common Stock on the Exercise Date.
     2. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof, other than any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.
     3. Certain Adjustments.
     (a) Adjustment for Dividends in Other Stock, Property; Reclassifications. In case at any time or from time to time after the Issue Date the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders (a “Record Date”), shall have become entitled to receive, without payment therefor, (1) other or additional stock or other securities or property (including cash) by way of dividend, or (2) other or additional stock or other securities or property by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement (other than additional shares of Common Stock of the Company issued as a stock dividend or stock-split, which events shall be covered by the terms of Section 3(b) or 3(c) hereof), then and in each such case Holder, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would have received if, upon the Record Date such Holder had been the holder of the number of shares of Common Stock called for on the face hereof and had thereafter, during the period from the Issue Date through the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3(a) and 3(b).
     (b) Adjustment for Reorganization, Consolidation, Merger. In case of any reclassification or change of outstanding Company securities or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 3 shall be applicable to the Company securities properly receivable upon the exercise of this Warrant after such consummation.
     (c) Adjustments for Dividends in Common Stock. In case at any time after the Issue Date the Company shall declare any dividend on the Common Stock which is payable in Common Stock, the number of Warrant Shares evidenced hereby shall be proportionately increased and the Purchase Price shall be proportionately decreased.
     (d) Stock Split and Reverse Stock Split. If the Company at any time or from time to time after the Issue Date effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time after the Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price then in effect immediately before that combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.
     (e) No Dilution or Impairment. Subject to the provisions of Section 1(a), the Company will not, by amendment of its restated articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment.
     4. Notices of Record Date. In case (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or (b) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.
     5. Restrictions on Transfer and Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and not with a view towards resale and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act. Upon exercise of this Warrant, the holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. Neither this Warrant nor the Warrant Shares may be assigned, disposed of, encumbered, or otherwise transferred (any such action, a “Transfer”), except (i) to an Affiliate (as that term is defined in Rule 405 as promulgated under the Securities Act), or any officer of the Holder or its Affiliates, or (ii) to any underwriter in connection with an effective registration statement (“Registration Statement”) filed under the Securities Act used in connection with a public offering of the Company’s common stock (“Public Offering”), provided as to (ii) that this Warrant is exercised upon such Transfer and the shares of Common Stock issued upon such exercise are sold by such underwriter as part of such Public Offering and, as to both (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Holder to make such representations as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.
     6. No Rights as Shareholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including without limitation the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 8 shall limit the right of the holder to be provided the notices required under this Warrant.
     This Warrant and all shares of Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with the legend indicated on the first page of this Warrant.

     7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.
     8. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.
     9. Regulatory Approval. Notwithstanding anything to the contrary stated hereinabove, this Warrant may not be exercised for a number of shares of Common Stock that would require approval of the Office of Thrift Supervision, or any other regulatory authority having jurisdiction in the matter, until such approval is obtained.
     10. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company by Holder.
     11. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
     12. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.
     13. Law Governing. This Warrant is delivered in Alabama and shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts, of such State.

SUPERIOR BANCORP
By:	/s/ C. Stanley Bailey
Its: Chairman and Chief Executive Officer

ACCEPTED AND AGREED TO:
DURDEN ENTERPRISES, LLC

By:	/s/ K. Earl Durden Name: K. Earl Durden
Title: Managing Member
SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)
     The undersigned registered owner of this Warrant irrevocably exercised this Warrant and purchases                      of the number of shares of the Common Stock of SUPERIOR BANCORP, a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof:
DATED:

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